                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          CLASSIC COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         [CLASSIC COMMUNICATIONS LOGO]

Classic Communications, Inc.
6151 Paluxy Road
Building A
Tyler, Texas 75703

June 1, 2001

Dear Stockholder:

     On behalf of Classic Communications, Inc., I cordially invite you to attend Classic Communications, Inc.'s annual stockholders' meeting. The meeting will be held on July 18, 2001, at 9:00 a.m. at Hollytree Country Club, 6700 Hollytree Drive, Tyler, Texas, 75703.

     At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement. Your vote is important, regardless of the number of shares you own. On behalf of Classic Communications, Inc., I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the annual meeting. You may, of course, revoke your proxy by notice in writing to the Corporate Secretary at any time before the proxy is voted.

     Thank you for your support of Classic Communications, Inc.

                                    Sincerely,

                                    Dale Bennett
                                    President and Chief Operating Officer

--------------------------------------------------------------------------------

              THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE BEING MAILED TO OUR STOCKHOLDERS BEGINNING ABOUT
                                  JUNE 1, 2001.

                         [CLASSIC COMMUNICAITONS LOGO]

                          CLASSIC COMMUNICATIONS, INC.
                          6151 PALUXY ROAD, BUILDING A
                               TYLER, TEXAS 75703

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
                              HELD ON JULY 18, 2001

Dear Stockholder:

     The 2001 annual meeting of stockholders of Classic Communications, Inc. will be held on July 18, 2001, at 9:00 a.m. at Hollytree Country Club, 6700 Hollytree Drive, Tyler, Texas, 75703.

     At the meeting, stockholders will be asked to

     o elect two Class II directors,

     o ratify the selection of our independent auditors for 2001, and

     o consider any other business properly brought before the meeting.

     Stockholders who owned shares of our voting common stock at the close of business on May 21, 2001, are entitled to vote at the annual meeting. A list of these stockholders will be available during regular business hours at our corporate offices, 6151 Paluxy Road, Building A, Tyler, Texas, before the annual meeting.

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                            By order of the Board of Directors

                                            Randy Clark
                                            Corporate Secretary

June 1, 2001

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT
     THE PROXY MATERIALS AND
     THE ANNUAL MEETING........................................................3

HOW WE HAVE DONE...............................................................5
     Cumulative total return...................................................5

STOCK OWNERSHIP................................................................6

ELECTION OF DIRECTORS..........................................................9
    The nominees...............................................................9
    The remainder of our
       Board of Directors.....................................................10

OUR EXECUTIVE OFFICERS........................................................12

OUR GOVERNANCE ...............................................................13
    Meetings of the Board of
       Directors..............................................................13
    Committees of the Board
       of Directors...........................................................14
    Compensation committee
       interlocks and insider
       participation..........................................................14
    Directors' compensation...................................................14


EXECUTIVE COMPENSATION........................................................15
Report of the compensation
       committee..............................................................15
    Compensation tables
       and stock plans........................................................16
    Employment agreements and
       2000 non-qualified stock option
       grants.................................................................21
    Certain relationships and related
       transactions...........................................................22

AUDIT COMMITTEE REPORT........................................................23

RATIFICATION OF INDEPENDENT
    AUDITORS..................................................................24

SUBMISSION OF FUTURE
    STOCKHOLDER PROPOSALS.....................................................25

COST OF ANNUAL MEETING AND
    PROXY SOLICITATION........................................................26

SECTION 16(a) BENEFICIAL
    OWNERSHIP REPORTING.......................................................26

APPENDIX I ..................................................................A-1

                      QUESTIONS AND ANSWERS ABOUT THE PROXY
                        MATERIALS AND THE ANNUAL MEETING


WHO IS SOLICITING MY VOTE?

    Our Board of Directors is soliciting your vote at the 2001 annual meeting of our stockholders.

WHAT WILL I BE VOTING ON?

    o The election of two Class II directors (see page 9).

    o Ratification of PricewaterhouseCoopers LLP as our independent auditors for 2001 (see page 24).

HOW MANY VOTES DO I HAVE?

    You will have one vote for every share of our Class A voting common stock and ten votes for every share of our Class B voting common stock you owned at the close of business on May 21, 2001 (the record date). Because holders of our nonvoting common stock are not generally entitled to vote and no resolution is proposed for the meeting for which a vote of our nonvoting common stock is required by law, holders of the nonvoting common stock are not entitled to vote at the meeting. The enclosed proxy statement is being sent to holders of nonvoting common stock for information purposes only.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

Approximately 82,466,946, consisting of

    o one vote for each of our approximately 10,433,836 shares of Class A voting common stock that were outstanding, and

    o ten votes for each of our approximately 7,203,311 shares of Class B voting common stock that were outstanding.

    Our Class A voting common stock and our Class B voting common stock will vote as a single class on all matters scheduled to be voted on at the annual meeting. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

    A majority of the votes that can be cast, or approximately 41,233,474 votes. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting. You may revoke your proxy by notice in writing to the Corporate Secretary at any time before the proxy is voted.

DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5% OF ANY CLASS OF CLASSIC'S
STOCK?

    Yes. Brera Classic, LLC, owns approximately 37% of our outstanding voting common stock, representing an approximate 79% voting interest. Refer to the Stock Ownership table on page 6 for additional information regarding 5% stockholders.

HOW DO I VOTE?

    You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

    To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

    If you want to vote in person at the annual meeting, and you hold your Classic stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

    Yes. Just send in a new proxy card with a later date or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

    If you return a signed proxy card without indicating your vote, your shares will be voted for the nominees for director listed on the card and for PricewaterhouseCoopers LLP as our auditors for 2001.

WHAT IF I VOTE TO "ABSTAIN"?

    A vote to "abstain" on any matter will have the effect of a vote against the matter.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

    If you don't vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

    If you don't vote your shares held in street name, and your broker doesn't vote them, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting.

    If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

    We don't know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

    Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

                                HOW WE HAVE DONE

CUMULATIVE TOTAL RETURN

    The following performance graph compares the cumulative total stockholder return of our Class A voting common stock with the Standard and Poor's 500 Stock Index, otherwise referred to as the S&P 500 Index, and a Peer Index from market close on December 8, 1999, through December 31, 2000. The S&P 500 tracks the aggregate price performance of the equity securities of 500 United States companies selected by Standard & Poor's Index Committee to include leading companies in leading industries and to reflect the United States stock market. The Peer Index, included to reflect more accurately our peers in the cable television industry, is comprised of Cox Communications, Charter Communications, Adelphia Communications and Insight Communications.

    The following graph is based on the assumption that $100 was invested in each of our Class A voting common stock, the S&P 500 Index and the Peer Index on market close on December 8, 1999. The comparisons in this graph are set forth in response to Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of our Class A voting common stock.

               COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
                 FROM DECEMBER 8, 1999 THROUGH DECEMBER 31, 2000

                              [Graph Appears Here]

                                                         12/8/99  12/31/99  12/31/00
                                                         -------  --------  --------

Classic Communications, Inc. .........................     100     120.62     7.22
Peer Index ...........................................     100     109.12    95.96
S&P 500 ..............................................     100     104.66    94.05

                                 STOCK OWNERSHIP

    The following table shows the beneficial ownership of our Class A voting common stock and our Class B voting common stock held by (1) our current directors and the nominees for director, (2) our executive officers, (3) all of our current directors and officers as a group and (4) holders known to us of at least 5% of any class of our common stock.

                                                                                                 PERCENT OF VOTE
                                                             CLASS A VOTING    CLASS B VOTING    AS A SINGLE
BENEFICIAL OWNERS  (1)                                       COMMON STOCK      COMMON STOCK      CLASS (2)
----------------------                                       --------------    --------------    ---------------

Brera Classic ..........................................            --         6,490,734         78.7%
Goldman Sachs Asset Management(3) ......................     1,377,200                --          1.7
Liberty Wagner Asset Management, L.P., WAM
Acquisition GP, Inc., and Liberty Acorn Trust(4) .......     1,105,000                --          1.3
Capital Group International, Inc. and
  Capital Guardian Trust Company(5) ....................     1,083,500                --          1.3
T. Rowe Price Associates, Inc.(6) ......................       831,900                --          1.0
Ruane, Cunniff & Co., Inc.(7) ..........................       716,700                --            *
State of Wisconsin Investment Board(8) .................       640,000                --            *
Citigroup Inc.(9) ......................................       621,000                --            *
Star Cable Associates, Richard W. Talarico,
and Hawthorne Associates(10) ...........................       555,555                --            *
J. Merritt Belisle .....................................        10,000           804,610(13)      9.1
Steven E. Seach ........................................         2,000           236,312          2.9
Dale R. Bennett(11) ....................................       209,000(14)            --            *
Todd S. Cruthird .......................................            --                --           --
Ronald W. Martin .......................................        35,750(15)            --            *
Elizabeth K. Monigold ..................................        21,750(16)            --            *
Daniel J. Pike .........................................            --                --           --
Jimmie Taylor ..........................................            --                --           --
Alberto Cribiore(12) ...................................            --         6,490,734         78.7
John Geisler(19) .......................................            --         6,490,734         78.7
Carl D. Harnick ........................................            --                --           --
Lisa A. Hook ...........................................            --                --           --
James A. Kofalt ........................................         2,000(17)            --            *
Martin D. Payson .......................................        11,750(18)            --            *
All directors and executive officers as a group (14
  persons) .............................................       292,250         7,531,656         85.7%

----------

*  Less than 1%

(1) The address for Brera Classic, Alberto Cribiore and John Geisler is 712 Fifth Avenue, 34th Floor, New York, New York 10019. The address for J. Merritt Belisle, Steven E. Seach, Dale R. Bennett, Todd S. Cruthird, Ronald
     W. Martin, Elizabeth K. Monigold, Daniel J. Pike, Carl D. Harnick, Lisa A. Hook, James A. Kofalt and Martin D. Payson is c/o Classic Cable, Inc., 6151 Paluxy Rd., Tyler, Texas 75703. Unless otherwise indicated below, the persons and entities named in the table above have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

(2) Each share of Class A voting common stock entitles its holder to one vote and each share of Class B voting common stock entitles its holder to ten votes. Holders of both classes of voting common stock will vote together as a single class on all matters to be presented for a vote of stockholders, unless otherwise required by law. Excludes nonvoting common stock.

(3) As reported by Goldman Sachs Asset Management ("GSAM") and the Managers Funds on behalf of Managers Special Equity Fund ("Managers") in their
     Schedule 13G/A jointly filed with the SEC on February 12, 2001. The address for GSAM is 32 Old Slip, New York, New York 10005 and for Managers is 40 Richards Avenue, Norwalk, Connecticut 06854.

(4) As reported by Liberty Wagner Asset Management, L.P. ("WAM"), WAM Acquisition GP, Inc., the general partner of WAM ("WAM GP"), and Liberty Acorn Trust ("Acorn") in their Schedule 13G jointly filed with the SEC on February 14, 2001. The address for WAM, WAM GP, and Acorn is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(5) As reported by Capital Group International, Inc. and Capital Guardian Trust Company, collectively referred to as Capital, in their Schedule 13G/A filed with the SEC on February 12, 2001. The address for Capital is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(6) As reported by T. Rowe Price Associates, Inc. in its Schedule 13G/A filed with the SEC on February 6, 2001. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7) As reported by Ruane, Cunniff & Co., Inc. in its Schedule 13G filed with the SEC on February 15, 2001. The address for Ruane, Cunniff & Co., Inc. is 767 Fifth Avenue, New York, New York 10153.

(8) As reported by State of Wisconsin Investment Board in its Schedule 13G filed with the SEC on February 9, 2001. The address for State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(9) As reported by Citigroup Inc. in its Schedule 13G filed with the SEC on February 16, 2001. The address for Citigroup Inc. is 399 Park Avenue, New York, New York 10043.

(10) As reported by Star Cable Associates ("Star"), Richard W. Talarico ("Talarico"), and Hawthorne Associates ("Hawthorne") in their Schedule 13G jointly filed with the SEC on February 12, 2001. The address for Star, Talarico, and Hawthorne is 500 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220.

(11) Includes a grant to Mr. Bennett of 64,000 shares of restricted stock, made on April 24, 2000. These shares vest in 25% increments over each of the first four anniversaries of the grant. At December 31, 2000, none of these shares were vested.

(12) Mr. Cribiore is a director of Classic and a manager of Brera Classic. Mr. Cribiore is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal stockholder, if any.

(13) Mr. Belisle's totals include 559,748 shares of Class B voting common stock purchasable within 60 days of March 23, 2001.

(14) Mr. Bennett's totals include 75,000 shares of Class A voting common stock purchasable within 60 days of March 23, 2001.

(15) Mr. Martin's totals include 33,750 shares of Class A voting common stock purchasable within 60 days of March 23, 2001.

(16) Ms. Monigold's totals include 18,750 shares of Class A voting common stock purchasable within 60 days of March 23, 2001.

(17) Mr. Kofalt's totals include 2,000 shares of Class A voting common stock purchasable within 60 days of March 23, 2001.

(18) Mr. Payson's totals include 1,750 shares of Class A voting common stock purchasable within 60 days of March 23, 2001.

(19) Mr. Geisler is a director of Classic and a manager of Brera Classic. Mr. Geisler is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal stockholder, if any.

                                   ----------

                              ELECTION OF DIRECTORS

THE NOMINEES

     The Board of Directors has nominated Lisa A. Hook and James A. Kofalt, each of whom are current Class II directors, for reelection at the 2001 annual meeting. The initial term of both of Classic's Class II directors expire at the annual meeting. One Class II vacancy will exist after the annual meeting.

     Directors will be elected by a plurality of the votes cast. Since only two nominees have been named, proxies cannot be voted for more than two people. The resulting Class II director vacancy will be filled in the future pursuant to and in accordance with our by-laws.

     The following table gives information--provided by the nominees--about their principal occupation, business experience and other matters.

                          THE BOARD RECOMMENDS THAT YOU
                        VOTE FOR THE FOLLOWING NOMINEES.

                                        POSITION, PRINCIPAL OCCUPATION, BUSINESS
NAME AND AGE AT RECORD DATE                  EXPERIENCE AND DIRECTORSHIPS
----------------------------------------------------------------------------------------------------

LISA A. HOOK, 43                        Ms. Hook was appointed as one of our directors upon the
                                        closing of the Brera Classic equity investment in July 1999.
                                        Since April 2000, Ms. Hook has been President of AOL Mobile,
                                        AOL Time Warner Inc. She was a principal of Brera Capital
                                        Partners from May 1998 to April 2000. Prior to joining Brera
                                        Capital Partners in 1998, Ms. Hook was a Managing Director
                                        of Alpine Capital Group, a telecommunications and media
                                        venture capital firm. From 1989 to 1996, Ms. Hook served in a number of senior executive level positions at Time Warner
                                        Inc., including Executive Vice President/Chief Operating
                                        Officer of Time Warner Telecom and Special Advisor to the
                                        Vice Chairman. From 1987 to 1989, Ms. Hook served as the
                                        Legal Advisor to the Chairman of the Federal Communications
                                        Commission. From 1985 to l987, Ms. Hook served as a senior attorney at Viacom International, responsible for Viacom
                                        Cable. Prior to joining Viacom, Ms. Hook was an attorney
                                        with

                                        the law firm of Hogan & Hartson. Ms. Hook received her AB
                                        from Duke University and her JD from the Dickinson School of
                                        Law. She is currently a director of Time Warner Telecom,
                                        Inc. and the NPR Foundation Board of Trustees.

JAMES A. KOFALT, 58                     Mr. Kofalt was appointed as one of our directors in November
                                        1999, and became Chairman of the Board in January 2001. Mr.
                                        Kofalt has held various management positions at Cablevision
                                        Systems Corporation, including Chief Operating Officer from
                                        1990 to 1992 and President and Chief Operating Officer from
                                        1992 to 1994. He is a former Chairman of the Boards of
                                        Directors of Campuslink Communications Systems, Inc., from
                                        1995 to 1999, and Optel, Inc., from 1995 to 1996. Mr. Kofalt is currently a director of PaeTec Corporation and Chairman of Correctnet Global Information Solutions, Inc. and a
                                        member of the Board of Visitors of the Lineberger
                                        Comprehensive Cancer Research Center at the University of
                                        North Carolina. Mr. Kofalt received his B.S. from the United
                                        States Military Academy at West Point.

THE REMAINDER OF OUR BOARD OF DIRECTORS

     The following table gives information--provided by the directors--about their principal occupation, business experience and other matters.

                                        POSITION, PRINCIPAL OCCUPATION, BUSINESS
NAME AND AGE AT RECORD DATE                  EXPERIENCE AND DIRECTORSHIPS
----------------------------------------------------------------------------------------------------

ALBERTO CRIBIORE, 55                    Mr. Cribiore is the founder and Managing Principal of Brera
                                        Capital Partners, and was appointed Chairman of our Board of
                                        Directors upon the closing of the Brera Classic equity
                                        investment in July 1999. Mr. Cribiore became the Vice
                                        Chairman of our Board in January 2001. Prior to forming
                                        Brera in 1997, Mr. Cribiore was Co-President and Partner at
                                        Clayton, Dubilier & Rice, Inc., which he joined in 1985 as one of three principal shareholders. He had previously been a Senior Vice President at Warner Communications, where he was responsible for mergers, acquisitions and

                                        divestitures. Mr. Cribiore is a cum laude graduate of
                                        Bocconi University in Milan, Italy and holds degrees in
                                        Business Administration and Economics. He is currently a
                                        Director of Riverwood International Corporation, Hansberger
                                        Group, Inc. and Brera GAB Robins, LLC. Mr. Cribiore also
                                        serves as the Chairman of the Board of Directors of Global
                                        Decisions Group, LLC, the parent company of Cambridge Energy
                                        Research Associates. He is also currently Co-Chairman of the
                                        Board of Directors of B-G Western, Inc., the parent of
                                        Western Industries, Inc., and a member of the Board of
                                        Directors of Western Industries, Inc. Mr. Cribiore serves as
                                        Vice Chairman of Classic Communications as well as one of
                                        Brera Classic's designees to our Board of Directors.

JOHN GEISLER, 46                        Mr. Geisler was appointed as one of our directors in
                                        November 2000. Prior to joining Brera in June 2000, Mr.
                                        Geisler was a Managing Director of Rosecliff, Inc. since May
                                        1995. From March 1990 to May 1995, Mr. Geisler was a
                                        Managing Director and Chief Financial Officer of Oak Hill
                                        Partners, Inc. (the investment advisor to Acadia Partners,
                                        L.P.) and its affiliated entities (including Insurance
                                        Partners, L.P. and Penobscot Partners, L.P.). From 1985 to
                                        1990, Mr. Geisler was with Lehman Brothers. From 1984 to
                                        1985, Mr. Geisler was with the Chase Manhattan Bank, N.A.
                                        and prior to 1984, Mr. Geisler was a manager with Coopers &
                                        Lybrand. Mr. Geisler also serves on the Boards of Western
                                        Industries and GAB Robins. Mr. Geisler serves as one of
                                        Brera Classic's designees to our Board. Mr. Geisler is a
                                        magna cum laude graduate of Adelphi University with a B.B.A.
                                        degree. He is also a member of the New York State Society of
                                        CPAs and of the American Institute of CPAs.

CARL D. HARNICK, 66                     Mr. Harnick was appointed as one of our directors in January
                                        2001. Mr. Harnick, a CPA, was a partner of Ernst & Young LLP and its predecessor Arthur Young & Company from 1967 until his retirement on September 30, 1997. Since that time he has served as a director and consultant to various public and
                                        private companies. Mr. Harnick holds a B.S. (with honors in
                                        Economics) from Brooklyn College.

                                        and an MBA from Syracuse University where he was elected to
                                        Beta Alpha, the accounting honor society.

MARTIN D. PAYSON, 65                    Until April 2000, Mr. Payson was the Chairman of Latin
                                        Communications Group, Inc., a privately-held Spanish
                                        language media company. He was appointed as one of our
                                        directors upon the closing of the Brera Classic equity
                                        investment in July 1999. Previously, Mr. Payson was Vice
                                        Chairman of Time Warner Inc. and a member of its Board of
                                        Directors. Before the merger of Warner Communications Inc.
                                        and Time, Inc., Mr. Payson held the position of Office of
                                        the President and General Counsel of Warner Communications.
                                        Mr. Payson is a director of Delta Financial Corp. and
                                        Panavision Inc., as well as several privately-held companies and philanthropic organizations. Mr. Payson received his
                                        A.B. from Cornell University and his LLB cum laude from New
                                        York University School of Law.

                             OUR EXECUTIVE OFFICERS

     The following sets forth certain biographical information with respect to the current executive officers of the Company.

                              Age at
Name                        record date      Position
----                        -----------      --------
Dale R. Bennett                 54           President and Chief Operating Officer
Todd S. Cruthird                39           Executive Vice President - Customer Care
Elizabeth K. Monigold           47           Executive Vice President - Administration
Daniel J. Pike                  49           Chief Technology Officer
Jimmie Taylor                   47           Chief Financial Officer

     Mr. Bennett became our Chief Operating Officer in April 2000, and also assumed the role of President in November 2000. In his role as President and Chief Operating Officer, Mr. Bennett is responsible for all day-to-day operations, including engineering, marketing, customer service and new service initiatives. Previously, Mr. Bennett spent eleven years serving as a Vice President of AT&T Broadband and Internet Services/TCI in Dallas, San Francisco and Denver. Before joining AT&T/TCI, Mr. Bennett was Executive Vice President and Chief Operating Officer of Columbia Communications Corporation, an owner and operator of television and radio stations and cable systems. Prior to Columbia, he was Financial Vice President of Investors Development Corporation, a real estate development and construction company in Oklahoma City, Oklahoma. Mr. Bennett, a CPA, earned his B.S. in Accounting from Oklahoma City University.

     Mr. Cruthird became our Executive Vice President - Customer Care in July 2000. For four years prior to joining us, Mr. Cruthird was President and Chief Executive Officer of Bellewood Consulting Group, a construction and service fulfillment company. Prior to Bellewood, Mr. Cruthird was Executive Director of Field Operations with TCI and served sixteen consecutive years with that company. Mr. Cruthird received his degree from Oklahoma State University in Stillwater, Oklahoma.

     Ms. Monigold became our Executive Vice President - Administration upon the closing of the Buford acquisition in July 1999. From 1993 to 1999, Ms. Monigold served as Buford's Executive Vice President and Chief Administrative Officer. Ms. Monigold joined Buford in 1981 and served in numerous capacities including the evaluation of new business opportunities such as data, telephony, digital and other new technologies. Ms. Monigold earned a B.B.A. in Business Management from the University of Texas at Tyler.

     Mr. Pike, who has over 27 years of experience in the cable industry, became our Chief Technology Officer in November 2000. From 1982 until joining us, Mr. Pike worked at Prime Cable, where he progressed through numerous engineering management positions to become Senior Vice President of Science and Technology until Prime Cable's dissolution in 2000. He has served on the board of directors of CableLabs since its inception and is a director of COM21 (a cable modem manufacturer), in addition to being an advisor to other technology-related organizations. Mr. Pike received the 1991 NCTA Vanguard Award for Science and Technology and the Texas Telecommunications 2000 Johnny Mankin Award and has been elected to the SCTE Hall of Fame. He is a Senior Member of the Institute of Electrical and Electronic Engineers and the Society of Cable Telecommunications Engineers, as well as a member of the Society of Motion Pictures and Television Engineers and frequent lecturer and published author on broadband and telecommunications issues. Mr. Pike earned B.S. and M.S. degrees from Oklahoma State University.

     Mr. Taylor became our Chief Financial Officer in March 2001. From July 2000 until joining us, Mr. Taylor was Chief Financial Officer of the e-commerce subsidiary of Brookshire Grocery Company. Prior to joining Brookshire, he was Vice President, Chief Financial Officer and Treasurer of TCA Cable TV, Inc., a 900,000-subscriber cable television operator, from 1986 until its sale to Cox Communications in 1999. From 1984 to 1986, he served TCA Cable as Controller. For ten years before joining TCA Cable, Mr. Taylor was with the public accounting firm of Squyres, Johnson, Squyres & Company in Tyler, Texas. Mr. Taylor, a CPA, received a B.B.A. degree in Accounting with highest honors from Stephen F. Austin State University.

                                   ----------

                                 OUR GOVERNANCE

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met seven times in 2000. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees of which he or she was a member in 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

        The standing committees of the Board of Directors are:

     The audit committee, which reviews the internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of independent auditors, the scope of annual audits, fees to be paid to independent auditors and the performance of independent auditors. The audit committee is currently comprised of Messrs. Harnick, Kofalt and Payson. The audit committee met four times in 2000; and

     The compensation committee, which reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by us. The compensation committee also administers the stock option and other employee benefit plans. The compensation committee is currently comprised of Ms. Hook and Messrs. Cribiore, Kofalt and Payson. The compensation committee met five times in 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Historically, all compensation decisions relating to our executive officers have been made by our Board of Directors as a whole. Dale Bennett, our President and Chief Operating Officer, has participated in deliberations of the Board of Directors with respect to compensation of all executive officers. In the future, our compensation committee will, with management's input, make all compensation decisions regarding our executive officers. No interlocking relationship exists between the compensation committee and the Board of Directors or compensation committee of any other company, and no such relationship existed in the past.

DIRECTORS' COMPENSATION

     Our directors who are not executive officers or Brera designees will each be paid $15,000 as compensation for their service as members of our Board of Directors for the year 2001 as well as $1,000 for attendance at each meeting. Each of Mr. Harnick, Ms. Hook, Mr. Kofalt and Mr. Payson were granted stock options to purchase 5,000 shares of our Class A voting common stock at an exercise price of $3.00 per share for service as members of our Board of Directors for 2001. In January 2001, Mr. Kofalt agreed to become the Chairman of our Board of Directors. Mr. Kofalt will be paid $125,000 per year as compensation for such position. In addition, Mr. Kofalt was granted an option to purchase 100,000 shares of our Class A voting common stock at an exercise price of $3.1375 per share. In June 2000, each of Jeffery C. Garvey, who resigned in 2000 as a member of our Board of Directors, Mr. Kofalt and Mr. Payson were granted options to purchase 3,000 shares of our Class A voting common stock at an exercise price of $8.78 per share. Each of the director option grants have a 10-year term and vest in 25% increments on each of the first four anniversaries of the grant.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     COMMITTEE RESPONSIBILITIES. The compensation committee of the Board of Directors is responsible for making recommendations to the Board of Directors on issues relating to the compensation of executive officers. The compensation committee is composed of one non-employee director, Alberto Cribiore, and three "outside directors" (as defined in Section 162(m) of the Internal Revenue Code), Lisa A. Hook, Martin D. Payson and James A. Kofalt.

     COMPENSATION PHILOSOPHY AND ELEMENTS. The compensation committee recognizes that the compensation of executive officers should be established at levels which are consistent with Classic's objectives and achievements. However, no part of executive compensation is strictly tied to statistical operating performance criteria. The principal forms of executive compensation used by Classic are base salary, bonuses and stock options. Classic seeks to achieve a mix of these various forms of compensation that will properly compensate and motivate our executives on an individual basis commensurate with their relative levels of responsibility.

     In 2000, Dale R. Bennett, our President and Chief Operating Officer, Todd
S. Cruthird, our Executive Vice President - Customer Care and Daniel J. Pike, our Chief Technology Officer, entered into employment agreements with Classic, which fixed the initial annual base salary of each executive. Under the employment agreements, the compensation committee has the ability to increase the base salary as the compensation committee deems appropriate to adequately reflect the scope and success of Classic's operations. Under the agreements, the executives may also be granted bonus compensation in amounts to be determined by the compensation committee from time to time, and for certain de minimis fringe benefits. For more information relating to these employment agreements, see the text under the caption "Employment Agreements and 2000 Non-Qualified Stock Option Grants."

     EXECUTIVE COMPENSATION. With respect to compensation of executive officers of Classic other than the President and Chief Operating Officer (the "Principal Executives"), the compensation committee receives and accords significant weight to the input of the President and Chief Operating Officer. The compensation committee believes that the annual base salaries and bonuses of the Principal Executives have been consistent with the annual base salaries and bonuses paid to corresponding principal executives of most other publicly-held cable system operators and other telecommunications firms, and remain relatively constant compared to increases made in the annual base salaries of principal executives of such other corporations over the past five years. Increases in annual base salary from fiscal 1999 were immaterial with respect to the Principal Executives. The compensation committee believes that the annual base salaries and overall compensation packages of the Principal Executives continue to be set consistent with those paid to corresponding principal executives of other publicly-held cable system operators and telecommunications firms.

     STOCK OPTIONS. The compensation committee approved stock option grants to the named executive officers in 2000, other than J. Merritt Belisle and Steven
E. Seach.

These options have 10-year terms and vest in 25% increments over the first four anniversaries of the grants. In determining the number of options to be granted, the compensation committee considered the advice of outside consultants, which was based upon the competitive practices at the group of peer companies, internal equity and each individual executive's position and potential for helping us to achieve our long-term objectives. All such options granted to the named executive officers have exercise prices equal to the fair market value of the underlying shares on the date of the grant.

     CEO COMPENSATION. The annual base salary of J. Merritt Belisle, our former Chief Executive Officer, was determined by the compensation committee in accordance with Mr. Belisle's employment agreement. The compensation committee believes that Mr. Belisle's annual base salary and overall compensation package was consistent with the compensation packages (including salary, bonus, options and deferred compensation) paid to chief executive officers of many other publicly-held cable system operators and other telecommunications firms. In 2000, Mr. Belisle had a base salary of $350,000. On the basis of our performance versus established goals, the compensation committee has determined that Mr. Belisle earned a bonus for fiscal year 2000 of $150,000. In December 2000, Mr. Belisle resigned his positions with the Company as Chief Executive Officer and Director.

     DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the compensation committee to preserve the deductibility of compensation under Section 162(m) to the extent the committee believes that doing so would be consistent with the best interests of stockholders. As such, bonus payments and long-term incentive compensation awards, particularly stock options, generally are designed to meet the requirements for deductibility under Section 162(m).

     The compensation committee:

     Alberto Cribiore
     Lisa A. Hook
     James A. Kofalt
     Martin D. Payson

COMPENSATION TABLES AND STOCK PLANS

     The tables on pages 17 to 19 profile our compensation for the Chief Executive Officer, who resigned during the year ended December 31, 2000, and our five other most highly compensated executive officers whose total compensation exceeded $100,000 in the years indicated, including salaries and bonuses paid during the last three years and 2000 option grants and exercises. The form of the tables is set by SEC regulations.

SUMMARY EXECUTIVE COMPENSATION TABLE

     The following table shows the compensation of the named executive officers for 1998, 1999 and 2000.

                                                                                               LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION                 -----------------------------------------------
                                ------------------------------------------------    RESTRICTED    SECURITIES
     NAME AND PRINCIPAL                                             OTHER ANNUAL      STOCK       UNDERLYING       ALL OTHER
          POSITION              YEAR   SALARY($)      BONUS ($)     COMPENSATION     AWARDS(S)    OPTIONS(#)   COMPENSATION($)(3)
---------------------------     ----   ----------   -------------   ------------  -------------   ----------   ------------------

J. Merritt Belisle(9)           2000   $  350,000   $  150,000          (5)       $        0               0     $    4,106
   Chief Executive              1999   $  298,077   $2,305,782(4)       (5)       $        0         559,748     $    4,317
      Officer                   1998   $  200,000   $  361,539(6)       (5)       $   49,609(2)            0     $    4,286

Dale R. Bennett(12)             2000   $  201,923   $        0          (5)       $  772,000(1)      550,000     $   23,706(11)
   President and Chief
     Operating Officer

S. Todd Cruthird(13)            2000   $   80,096   $   20,000          (5)               --         100,000     $    7,015(11)
   Executive Vice President
      of Customer Care

Ronald W. Martin(14)
   Executive Vice President     2000   $  175,000   $        0          (5)               --          25,000     $    4,850
      of Operations             1999   $   68,582   $        0          (5)               --         135,000     $    1,117

Elizabeth K. Monigold(15)
   Executive Vice President     2000   $  120,000   $   25,000          (5)               --          25,000     $    4,507
      of Administration         1999   $   47,215   $        0          (5)               --          75,000     $    1,647

  Steven E. Seach(10)           2000   $  350,000   $  150,000          (5)       $        0               0     $    4,443
  President and Chief           1999   $  350,000   $2,200,000(7)       (5)       $        0         559,748     $    5,000
     Financial Officer          1998   $  277,084   $  258,302(8)       (5)       $  659,471(2)            0     $    5,000

----------

(1) As of December 31, 2000, Mr. Bennett owned 64,000 restricted shares of our common stock. The total value of all restricted stock owned by Mr. Bennett was approximately $140,000, computed without taking into consideration any of the restrictions. These shares vest 25% on each of the first four anniversaries immediately following the grant date. Mr. Bennett is entitled to dividends in respect of these shares in the same manner as the holders of common stock.

(2) Our executive officers received restricted stock during 1996 under the 1996 Restricted Stock Plan. On July 29, 1998, Messrs. Belisle and Seach held 229,050 shares and 67,283 shares of restricted stock, respectively, and each of Messrs. Belisle and Seach exchanged their existing shares of restricted stock for 242,209 new shares of restricted stock under the 1998 Restricted Stock Plan with revised vesting terms and other restrictions. Long-term compensation amounts are calculated by multiplying the number of 1998 restricted shares issued by the per share value of our unrestricted stock as of the date of issuance, less an amount equal to the number of 1996 restricted shares exchanged therefore multiplied by the per share value of our unrestricted stock on the date of issuance.

(3)  Represents our contribution under our 401(k) plan.

(4) Includes (a) $780,000 paid to Mr. Belisle under his former employment agreement in connection with the consummation of the Brera Classic equity investment, (b) $1.5 million paid to Mr. Belisle under such agreement in connection with the consummation of the Buford acquisition and (c) $25,782 paid to Mr. Belisle under such agreement in connection with a smaller acquisition.

(5) Such executive officer did not receive personal benefits during the listed years in excess of the lesser of $50,000 or 10% of his or her total cash compensation.

(6) Includes a transaction fee of $300,000 paid pursuant to a preexisting employment agreement in connection with the acquisition of certain properties from Cable One in July 1998, and the related financings.

(7) Includes (a) $700,000 paid to Mr. Seach under his former employment agreement in connection with the consummation of the Brera Classic equity investment and (b) $1.5 million paid to Mr. Seach under such agreement in connection with the consummation of the Buford acquisition in July 1999.

(8) Includes a transaction fee of $250,000 paid pursuant to a preexisting employment agreement in connection with the acquisition of certain properties from Cable One in July 1998, and the related financings.

(9)  Mr. Belisle resigned his position effective December 21, 2000.

(10) Mr. Seach resigned his position effective November 28, 2000.

(11) Represents taxable moving expenses.

(12) Mr. Bennett joined us on April 24, 2000.

(13) Mr. Cruthird joined us on July 11, 2000.

(14) Mr. Martin joined us on July 23, 1999 and resigned his position effective January 15, 2001.

(15) Ms. Monigold joined us on July 23, 1999.

STOCK OPTIONS GRANTED TABLE

     The following table shows stock option grants to the named executive officers in 2000. The value of stock options depends upon a long-term increase in the market price of the common stock: if the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all stockholders.


                                           INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                         ---------------------------------------------------          VALUE AT ASSUMED
                          NUMBER OF     PERCENT OF                                 ANNUAL RATES OF STOCK
                         SECURITIES    TOTAL OPTIONS                               PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO                                     OPTION TERM(1)
                           OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION       ----------------------
NAME                     GRANTED (#)    FISCAL YEAR    PRICE($)      DATE             5%           10%
----                     -----------   -------------   --------   ----------       -------      ---------

Dale R. Bennett.........   250,000          20%           $3.93    12/8/2010       520,084      1,409,694
                           100,000           8%          $25.00    4/24/2010             0        629,013
                           200,000          16%          $16.00    4/24/2010       729,963      3,058,025
Todd S. Cruthird........    25,000           2%          $20.00    8/24/2010             0              0
                            75,000           6%           $5.14    8/24/2010       240,647        611,569
Ronald W. Martin........    25,000           2%           $5.14    8/24/2010        80,216        203,856
Elizabeth K. Monigold...    25,000           2%           $5.14    8/24/2010        80,216        203,856

----------

(1) The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent our estimates or projections of our future stock prices.

YEAR-END OPTION VALUES

     The following table shows the value at year-end of outstanding options for the covered executives, whether or not exercisable. No values are reported for "in-the-money" options, which represent the positive spread between the respective market price of our stock and the exercise prices of outstanding stock options as of December 31, 2000, because the market price was below the exercise price. No options were exercised during the year ended December 31, 2000.

                                           NUMBER OF SECURITIES
                                      UNDERLYING UNEXERCISED OPTIONS
                                          AT FISCAL YEAR-END (#)
NAME                                  EXERCISABLE      UNEXERCISABLE
----                                  -----------      -------------

J. Merritt Belisle.............         559,748                --
Dale R. Bennett................              --           550,000
Todd S. Cruthird...............              --           100,000
Ronald W. Martin...............          33,750           126,250
Elizabeth K. Monigold..........          18,750            81,250

----------

1996 RESTRICTED STOCK PLAN

     Certain former members of management own our restricted stock subject to the terms of our 1996 Restricted Stock Plan. Pursuant to the 1996 Plan, we may, from time to time, grant restricted stock to officers and other key employees of us or our subsidiaries upon the terms, conditions and provisions of the 1996 Plan. Concurrent with the adoption of the 1996 Plan, we granted a total of 517,626 shares of common stock as of such date, of which only 144,940 shares were outstanding as of December 31, 1999. These shares vested upon the consummation of the Brera Classic equity investment. One-half of such shares of common stock was subject to a distribution threshold equal to $9.93 per share, i.e., the first $9.93 of distributions with respect to such shares was to be withheld. One-fourth of the shares was subject to a distribution threshold of $19.06 per share and one-fourth to a distribution threshold of $29.78 per share. In the fourth quarter of 2000, the distribution thresholds expired in accordance with the terms of the Plans. Therefore, as of December 31, 2000, there were no outstanding shares of restricted stock.

1998 RESTRICTED STOCK PLAN

     We have adopted the 1998 Restricted Stock Plan. The terms of the 1998 Plan are similar in all material respects to the 1996 Plan. In July 1998, each of Messrs. Seach and Belisle exchanged all of his existing shares under the 1996 Plan for 242,209 shares of our common stock pursuant to the 1998 Plan. These shares vested upon the consummation of the Brera Classic equity investment. All of such shares of common stock were subject to a distribution threshold equal to $3.77 per share, i.e., the first $3.77 of distributions with respect to such shares was to be withheld. In the fourth quarter of 2000, the distribution thresholds expired in accordance with the terms of the Plans. Therefore, as of December 31, 2000, there were no outstanding shares of restricted stock.

1999 OMNIBUS STOCK INCENTIVE PLAN

     The following description of our 1999 Omnibus Stock Incentive Plan is a summary and is qualified in its entirety by reference to the text of the 1999 Omnibus Stock Incentive Plan, which is filed as an exhibit to our annual report on Form 10-K.

     Our 1999 Omnibus Stock Incentive Plan was adopted by our Board of Directors in October 1999 for the benefit of our and our subsidiaries' officers, directors, key employees, advisors and consultants. An aggregate of 2,000,000 shares of our Class A voting common stock is reserved for issuance under the plan. The plan provides for the issuance of stock-based incentive awards, including stock options, stock appreciation rights, restricted stock, deferred stock and performance shares. An award may consist of one or any combination of benefits. Under this plan, awards covering no more than 80% of the shares reserved for issuance under the plan may be granted to any participant in any one year.

     The plan is administered by the compensation committee of our Board of Directors, although it may be administered by either our Board of Directors or by any committee of our Board of Directors. Our Board or a committee of our Board, acting as the plan administrator, may interpret this plan, may prescribe, amend and rescind rules governing the plan, and may otherwise supervise the administration of this plan. This plan permits the plan administrator to select the officers, directors, key employees, advisors and consultants, including directors who are also employees, who will receive awards and generally to determine the terms and conditions of those awards. Notwithstanding the foregoing, the grant of any award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, and any administrative determinations made in connection therewith, must be carried out by a committee of the Board, consisting of at least two "outside directors," as defined under Section 162(m), in a manner consistent with the rules governing performance-based compensation under Section 162(m).

     We may issue two types of stock options under this plan: incentive stock options or ISO's, which are intended to qualify for favorable tax treatment under the Code, and non-qualified stock options. The option price of each ISO granted under this plan must be at least equal to the fair market value of a share of our Class A voting common stock on the date the ISO is granted.

     Stock appreciation rights, or SARs, may be granted under this plan either alone or in conjunction with all or part of any stock option granted under this plan. An SAR granted under this plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value, at the date of exercise, of a share of our Class A voting common stock over a specified price fixed by the plan administrator.

     Restricted stock, deferred stock and performance shares may be granted under this plan. The plan administrator will determine the purchase price, performance period and performance goals, if any, for any grant of restricted stock, deferred stock and performance shares. Participants with restricted stock and performance shares generally have all of the rights of a stockholder. For deferred stock, during the deferral period and subject to the terms and conditions that the plan administrator imposes, the deferred stock units may be credited with dividend equivalent rights. The plan administrator may, in its discretion, provide for the lapse of these restrictions in installments and may accelerate or waive these restrictions, in whole or in part, based on such facts as the attainment of performance goals or the participant's termination of employment or service, death or disability.

     In the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other change in corporate structure affecting the number of issued shares of our Class A voting common stock, the plan administrator may make an equitable substitution or proportionate adjustment in the number and type of shares authorized by this plan, and the number and exercise price of shares subject to outstanding awards. In addition, the plan administrator, in its discretion, may terminate all awards providing for payment of cash or in-kind consideration.

     In the event we undergo a change of control, unless otherwise determined by the administrator of the plan or our Board of Directors before the change of control:

     o any stock appreciation rights outstanding for at least six months and any stock options awarded under the plan not previously vested will vest in full;

     o the restrictions applicable to any restricted stock, deferred stock or performance share awards under the plan shall lapse and such shares and awards will vest in full; and

     o any loans by us to a participant of the plan to purchase or exercise awards under the plan will be forgiven and the collateral pledged in connection with any such loan shall be released.

     For purposes of the plan, a change of control will be deemed to have occurred:

     o if any person (other than us or any of our subsidiaries, or certain other related parties as specified in the plan) is or becomes after the effective date of the plan the beneficial owner of securities (not including securities acquired directly from us or our affiliates) representing 50% or more of our voting power;

     o upon completion of a merger or consolidation of us with any other corporation or entity (other than (1) a merger or consolidation whereby the holders of at least 50% of our voting power prior to the merger or consolidation continue to own at least 50% of our voting power or the surviving entity after the merger or consolidation or (2) a merger or consolidation that implements a recapitalization of our capital structure and no person (other than existing stockholders) acquires more than 50% of our voting power); or

     o upon completion of a plan of complete liquidation of us or an agreement for the sale or disposition by us of all or substantially all of our assets.

     The terms of this plan provide that our Board of Directors may amend, suspend or terminate this plan at any time, provided that some amendments require approval of our stockholders under the Internal Revenue Code of 1986, as amended. Furthermore, no action may be taken that adversely affects any rights under outstanding awards without the holder's consent.

EMPLOYMENT AGREEMENTS AND 2000 NON-QUALIFIED STOCK OPTION GRANTS

     In April 2000, Dale Bennett entered into an employment agreement with us, which contains, among other matters, the compensation he is to be paid by us. Additionally, Mr. Bennett was granted 64,000 shares of restricted Class A common stock, as well as two stock options. The first option entitles Mr. Bennett to purchase 200,000 shares of our Class A common stock at an exercise price of $16.00 per share, and the second option entitles Mr. Bennett to purchase 100,000 shares of our Class A common stock at an exercise price of $25.00. In December 2000, Mr. Bennett was granted an option to purchase 250,000 shares of our Class A common stock at an exercise price of $3.93 per share.

     In addition, in September 2000 and November 2000, we entered into employment agreements with Todd Cruthird, our Executive Vice President - Customer Care and Daniel Pike, our Chief Technology Officer, respectively. These employment agreements are each for a one year term. Mr. Cruthird is to be paid an annual salary of $175,000 and Mr. Pike is to be paid an annual salary of $150,000. Each employment agreement prohibits the employee from competing with us during the term of employment and for a period of two years thereafter.

     In December 2000, in connection with the resignation of J. Merritt Belisle, our former Chief Executive Officer, we entered into a consulting agreement with Mr. Belisle. The agreement provides for twenty-four monthly payments of $29,167, as well as six monthly consulting payments of $8,333. At the end of the six month consulting period, we have the option to extend the services of Mr. Belisle until December 31, 2001. The agreement prohibits Mr. Belisle from competing with us for two years.

     In addition, we granted stock options to purchase 708,000 shares of our Class A voting common stock at various exercises prices ranging from $3.14 to $20.00 per share. The options were granted at various times throughout 2000 to Messrs. Garvey, Kofalt, and Payson, directors, and to Ms. Monigold and Messrs. Cruthird, Martin, and Pike and several of our other officers and key employees. These options, which have 10-year terms, vest in 25% increments over each of the first four anniversaries of the grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AND ADVISORY FEE AGREEMENT

     As part of the Brera Classic equity investment, we and Brera Classic entered into an agreement pursuant to which Brera Classic was paid a transaction fee of $3 million upon closing of the Brera Classic equity investment in consideration for arranging the equity investment. The agreement further provided that we would pay Brera Classic an annual fee of $250,000 in consideration for transactional assistance and advice provided to us until we completed an initial public offering, payment of which was made at the closing of the Buford acquisition. Brera Classic was paid a transaction fee of $1.3 million upon the closing of our acquisition of Star Cable Associates, which occurred on February 16, 1999, in consideration for transactional advisory services.

BRERA CLASSIC INVESTMENT AGREEMENT

     We and Brera Classic entered into an Investment Agreement whereby we agreed to issue and sell 6,490,734 shares of our Class B voting common stock for an aggregate purchase price of $100 million.

Pursuant to the Investment Agreement, we agreed to pay all fees and expenses of Brera Classic's legal counsel, financial advisors, accountants and third party consultants in an amount up to $750,000. In addition to the $750,000 paid to Brera Classic at the closing of the Buford acquisition for its fees and expenses of counsel, accountants, advisors and consultants, we reimbursed Brera for $252,000 of closing costs incurred by Brera on our behalf.

EMPLOYEE LOAN / STOCK PURCHASE PROGRAM

     In August 2000, the compensation committee approved the Employee Loan / Stock Purchase Program. Pursuant to the program, certain employees of Classic are permitted to borrow up to an amount equal to their prior years' total cash compensation to be used to purchase Classic common stock. Such loans are for seven years, and bear interest at a rate equal to the rate in effect for the Company's credit facility plus 1.75%. The plan also provides for increased interest rates based on the incurrence of certain events, such as the sale of the underlying stock or the termination of the employee. Mr. Bennett borrowed $400,000 under the Plan in August 2000, which will be due in August 2007.

                           AUDIT COMMITTEE REPORT (1)

     The Audit Committee is a committee of the Board of Directors appointed to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; any financially-related legal compliance or ethics programs as established by the Board; and any other areas specified by the Board of potential significant financial risk to the Company. The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

     The Company's management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements. The Audit Committee relies on the accuracy and completeness of the information provided to it by management and on the representations made by management. It is understood that the independent auditors are responsible for the accuracy and completeness of their formal written statements to the Audit Committee.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No.

1 and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

     The Audit Committee has adopted and acts pursuant to a written Audit Committee Charter, a copy of which is attached as Appendix I to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the Nasdaq National Market.

     Based on the Audit Committee's review and its meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     (1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   ---------

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for 2001.

     Arrangements have been made for a representative of PricewaterhouseCoopers LLP to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

     The selection of PricewaterhouseCoopers LLP as our auditors must be ratified by a majority of the votes cast at the annual meeting.

     On October 4, 1999, we dismissed Ernst & Young LLP and engaged PricewaterhouseCoopers LLP as our independent public accountants. The decision to dismiss Ernst & Young LLP and to engage PricewaterhouseCoopers LLP was approved by our Board of Directors on October 18, 1999.

     We believe, and have been advised by Ernst & Young LLP that it concurs with such belief, that, for the years ended December 31, 1997 and December 31, 1998, and for the six-month period ended June 30, 1999, we and Ernst & Young LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference in connection with its report on our financial statements to the subject matter of the disagreement.

     The report of Ernst & Young LLP on our financial statements for the years ended December 31, 1997 and December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304(a) (1) (v) of Regulation S-K promulgated under the Securities Act of 1933.

AUDIT FEES

     The aggregate fees billed for professional services for the audit of our financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in our Quarterly Reports on form 10Q for such year were $197,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for professional services rendered by PricewaterhouseCoopers LLP during the year ended December 31, 2000 related to financial systems design and implementation.

ALL OTHER FEES

     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP other than as described above during the year ended December 31, 2000 were $158,536.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF
PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT AUDITORS FOR 2001.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

     Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Secretary, at the address on the cover of this proxy statement. The proposal must be received no later than February 1, 2002.

     Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify us in writing of the information required by the provisions of our by-laws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between March 20, 2002 and April 19, 2002. You can obtain a copy of our by-laws by writing the Corporate Secretary at the address shown on the cover of this proxy statement.

                  COST OF ANNUAL MEETING AND PROXY SOLICITATION

     We pay the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone and similar means. None of our directors, officers or employees will be specially compensated for these activities. We also intend to request that brokers, banks and other nominees solicit proxies from their principals and we will pay the brokers, banks and other nominees certain expenses they incur for such activities.

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish Classic with copies of the forms. Based on our review of the copies of the ownership forms received, or written representations from reporting persons, other than as noted above, we believe that, during 2000, each of our officers, directors and greater than ten percent stockholders complied with all such filing requirements.

                         [CLASSIC COMMUNICATIONS LOGO]

                       [CLASSIC COMMUNICATIONS, INC. LOGO]


                          CLASSIC COMMUNICATIONS, INC.
                             AUDIT COMMITTEE CHARTER



AUTHORITY

The audit committee of the Board of Directors (the "Board") of Classic Communications, Inc.(the "Company") is established pursuant to the Company's Amended and Restated Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

MISSION STATEMENT

The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the internal and external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations, and risks.

ORGANIZATION

COMMITTEE SIZE/INDEPENDENCE

The committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board.

The board of directors will appoint the chairperson of the audit committee. Optimally, the chairperson should be both financially literate and have accounting or related financial management expertise. This qualification can be satisfied by an individual's having any experience or background comparable to accounting or finance experience that results in that individual's financial sophistication, including experience as a chief executive officer or chief financial officer. The chairperson will be responsible for conducting the committee meetings and providing the board of directors with timely updates as to committee activities.

The presence in person or by telephone of a majority of the committee's members shall constitute a quorum for any meeting of the committee. All actions of the committee will require the vote of a majority of its members present at a meeting of the committee at which a quorum is present.

The committee will be composed of independent directors consistent with the rules and regulations of the Securities and Exchange Commission.

MEMBERSHIP QUALIFICATIONS

In addition to independence, qualifications that each committee member should possess include:

     - Integrity;

     - Recognition of audit committee's significant role;

     - Dedication of time and energy;

     - Understanding of the business, its products, and its services;

     - Knowledge of the company's risks and controls, and the ability to offer insights;

     - Inquisitiveness and independent judgment; and

     - Ability to offer new and different perspectives and constructive suggestions.

FREQUENCY OF MEETINGS/PARTICIPANTS/AGENDA

The audit committee will meet on a quarterly basis in connection with the Company's quarterly earnings release. When possible, the committee meeting will be scheduled in conjunction with the board of directors' meetings. In addition to (or in connection with) general meetings, the committee will meet privately with management and the external auditors at least once during the year.

In addition to the committee, other meeting participants will include:

     - External auditors; and

     - Management, usually represented by the Chief Operating Officer, Chief Financial Officer, and controller.

A detailed written agenda for the meeting will be prepared and distributed to the committee members in advance, along with other relevant information.

ROLES AND RESPONSIBILITIES

In carrying out its duties and responsibilities, the committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The committee should review and reassess annually the adequacy of the committee's charter. The charter must specify: (1) the scope of the committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Company's independent auditors to the Board and the committee, (3) the responsibility of the committee and the Board for the selection, evaluation and replacement of the Company's independent auditors, and (4) that the committee is responsible for ensuring that the Company's independent auditors submit on a periodic basis to the committee a formal written statement delineating all relationships between the independent auditors and the Company and that the committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

While there is no "blueprint" to be followed by the committee in carrying out its duties and responsibilities, the following should be considered within the authority of the committee:

INTERNAL CONTROL

- Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

- Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

- Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and

- Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

FINANCIAL REPORTING

General

- Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

- Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

- Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

- Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

- Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosures of obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserve; and other commitments and contingencies;

- Meet with management and the external auditors to review the financial statements and the results of the audit;

- Consider management's handling of proposed audit adjustments identified by the external auditors;

- Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

- Ensure that the external auditors communicate certain required matters to the committee.

Interim Financial Statements

- Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

- Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee);

- To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:

          - Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

          - Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;

          - Generally accepted accounting principles have been consistently applied;

          - There are any actual or proposed changes in accounting or financial reporting practices;

          -    There are any significant or unusual events or transactions;

          - The company's financial and operating controls are functioning effectively;

          - The company has complied with the terms of loan agreements or security indentures; and

          - The interim financial statements contain adequate and appropriate disclosures.

- Ensure that the external auditors communicate certain required matters to the committee.

COMPLIANCE WITH LAWS AND REGULATIONS

- Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

- Periodically obtain updates from management, general counsel, and tax director regarding compliance;

- Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

- Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission

COMPLIANCE WITH CODE OF CONDUCT

- Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

- Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

-    Review the program for monitoring compliance with the code of conduct; and

- Periodically obtain updates from management and general counsel regarding compliance.

INTERNAL AUDIT

- Review the activities and organizational structure of the internal audit function;

- Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit; and

-    Review the effectiveness of the internal audit function.

EXTERNAL AUDIT

-    Review the external auditors' proposed audit scope and approach;

- Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and

- Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES

- Meet with the external auditors, director of internal audit, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

- Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis;

- Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements;

- Review the policies and procedures in effect for considering officers' expenses and perquisites;

- If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

-    Perform other oversight functions as requested by the full board; and

-    Review and update the charter; receive approval of changes from the board.

REPORTING RESPONSIBILITIES

- Regularly update the board of directors about committee activities and make appropriate recommendations.

                                ----------------

While the audit committee has the duties and responsibilities set forth in this charter, the Company's management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements. The audit committee relies on the accuracy and completeness of the information provided to it by management and on the representations made by management. It is understood that the independent auditors are responsible for the accuracy and completeness of their formal written statements to the audit committee.

                           --------------------------

                          CLASSIC COMMUNICATIONS, INC.

                                6151 PALUXY ROAD
                                   BUILDING A
                               TYLER, TEXAS 75703

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
                              HELD ON JULY 18, 2001

The 2001 annual meeting of stockholders of Classic Communications, Inc. will be held on Wednesday, July 18, 2001 at 9:00 a.m. CST at Hollytree Country Club, 6700 Hollytree Drive, Tyler, Texas 75703.

Stockholders who owned shares of our voting common stock at the close of business on May 21, 2001 are entitled to vote at the annual meeting. A list of stockholders will be available during regular business hours at our corporate offices, 6151 Paluxy Road, Building A, Tyler, Texas 75703, before the annual meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                           (CONTINUED ON REVERSE SIDE)

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4


1. Election of Class II Director

   [ ] FOR the nominee listed to the right (except as marked to the contrary)

   [ ] WITHHOLD AUTHORITY to vote for the nominee listed to the right

Nominee: Lisa A. Hook

WITHHELD FOR: (Write that nominee's name in the space provided below.)

------------------------------------------------------------------------

2. Election of Class II Director

   [ ] FOR the nominee listed to the right (except as marked to the contrary)

   [ ] WITHHOLD AUTHORITY to vote for the nominee listed to the right

Nominee: James A. Kofalt

WITHHELD FOR: (Write that nominee's name in the space provided below.)

------------------------------------------------------------------------

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2001, and

             [ ]  FOR           [ ]  AGAINST          [ ] ABSTAIN

4. To consider any other business properly brought before the meeting.


                                       Dated                         , 2001
                                             ------------------------


                                       -----------------------------------------


                                       -----------------------------------------
                                                Signature of Stockholder


                                       PLEASE SIGN EXACTLY AS NAME APPEARS. IF
                                       ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR
                                       IN OTHER REPRESENTATIVE CAPACITY, SIGN
                                       NAME AND TITLE.


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------